QUANTITATIVE GROUP OF FUNDS
PLEASE VOTE PROMPTLY
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Your vote is important, no matter how many shares you own.  Please vote and sign in the space(s) provided below. Return your completed proxy card in the enclosed envelope today.

After careful review, the Board of Trustees unanimously has recommended a vote "FOR" all matters.
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QUANTITATIVE GROUP OF FUNDS
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This proxy is solicited on behalf of the Board of Trustees.  The signers of this proxy hereby appoint Frederick S. Marius as proxy of the signers, with power of substitution, to vote all shares at the Special Meeting of Shareholders to be held at 55 Old Bedford Road, Lincoln, Massachusetts, on April 22, 2003 at 10:00 a.m. EST and at any adjournment, as specified herein and accordance with their best judgment, on any other business that may properly come before this meeting. This Proxy shall be voted on the proposals described in the Proxy Statement as specified below. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein and, absent direction, will be voted FOR each item below.
This proxy will be voted in accordance with the holder's best judgment as to any other matter. After careful review, the Board of Trustees recommends a vote "FOR" the following items:

All FUNDS VOTE FOR PROPOSAL 1 BELOW	I vote my shares FOR all nominees listed
(except as otherwise marked below)
1.   Proposal to elect the eight nominees specified below as Trustees:(1)
Robert M. Armstrong; (2) John M. Bulbrook; (3) Edward E. Burrows; (4)
Joseph J. Caruso; (5) David A. Umstead; (6) Willard L. Umphrey; (7) Leon
Okurowski and (8) Clinton S. Marshall.Or      (Instruction: to withhold
authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below:
 _____________________________________________
_____________________________________________
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Withhold Authority to vote for all nominees

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Mark box at right for address change and note new address below:

Please be sure to sign and date this proxy.   Please sign exactly as name or
names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Shareholder Sign here_______________________________________________
Co-Owner    Sign here_______________________________________________
Date:_____________________________________, 2003



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